Exhibit 10.8


Portions of this exhibit have been omitted pending a determination by the Securities and Exchange Commission that certain information contained herein shall be afforded confidential treatment. The omitted portions are indicated by three asterisks.

                                                                   Exhibit 10.8

                            GREAT AMERICAN COUNTRY
                              AFFILIATE AGREEMENT



THIS AGREEMENT is made as of the 1st day of January, 1996, by and between GREAT AMERICAN COUNTRY, INC., a Colorado corporation ("G*A*C"), and JONES PROGRAMMING SERVICES, INC. and JONES INTERCABLE, INC., both Colorado corporations (collectively, "Affiliate"), whose address is 9697 E. Mineral Avenue, Englewood, Colorado 80112.


IN CONSIDERATION OF THE MUTUAL COVENANTS, STIPULATIONS AND REPRESENTATIONS CONTAINED HEREIN, THE PARTIES HERETO AGREE AS FOLLOWS:

1.   GRANT OF LICENSE
     ----------------

     (a) Subject to the terms and conditions of this Agreement, G*A*C hereby grants to Affiliate the non-exclusive license to distribute the "Great American Country" service (the "Service") within the operating area (as hereinafter defined) of any cable or satellite master antenna television system(s) owned or managed by Affiliate as listed on the attached
     Exhibit A, as such list may be amended from time to time (the "System(s)")
     ---------
     by mutual agreement of G*A*C and Affiliate. Affiliate shall give written notice to G*A*C within thirty (30) days of the date Affiliate desires to add a System to Exhibit A. Affiliate shall not delete any System from
                     ---------
     Exhibit A during the term of this Agreement.
     ---------

     (b) For purposes of this Agreement, the "Operating Area" of any System shall mean, with respect to a cable television system, the geographical area where Affiliate is authorized to construct, operate, manage or maintain a cable television system by appropriate governmental authority, and with respect to a satellite master antenna television system, the geographical area where Affiliate is authorized to construct, operate, manage or maintain a satellite master antenna television system by agreement with a third party.


Portions of this exhibit have been omitted pending a determination by the Securities and Exchange Commission that certain information contained herein shall be afforded confidential treatment. The omitted portions are indicated by three asterisks.

2.   TERM
     ----

     (a) The term of this Agreement shall commence on January 1, 1996, and terminate fifteen (15) years thereafter. This Agreement shall automatically renew for successive one (1) year terms unless either party gives written notice of termination at least forty-five (45) days prior to the expiration of the then current term.

     (b) Except as otherwise provided herein, neither Affiliate nor G*A*C may terminate this Agreement except upon sixty (60) days prior written notice and then only if the other has made a material misrepresentation herein or breaches any of its material obligations hereunder and such misrepresentation or breach (which shall be specified in such notice) is not or cannot be cured within sixty (60) days of such notice.

3.   CONTENT OF SERVICE
     ------------------

     (a) G*A*C shall have the exclusive authority to determine the content and format of the Service, and the selection, scheduling, substitution and withdrawal of any program or advertisement shall remain within the sole discretion of G*A*C. Notwithstanding the foregoing, the Service shall consist of a twenty-four (24) hour a day, satellite-delivered country music television network that features current and past country music videos, information on country music artists and occasional short-form programming that focuses on both country music and country music's performing artists. Affiliate shall distribute the Service without addition, deletion, alteration, editing or amendment, including any copyright notices, credits and similar notices, trademarks or trade names contained therein.

     (b) G*A*C shall make available to Affiliate not less than four (4) minutes of commercial advertising time in each programming hour for use by Affiliate in inserting local advertising or promotions. All such availabilities shall be at such points in the transmission of the Service as G*A*C determines in its sole discretion. G*A*C shall signal Affiliate's commercial advertising time by a hidden cue tone. Affiliate shall use its best efforts to assure that all commercial matter or advertisements it inserts with the Service (i) are not offensive in nature; (ii) do not suggest an affiliation between G*A*C or any programming contained in the Service, and third party advertisers, and (iii) are generally compatible with the commercial standards of G*A*C including, but not limited to, a prohibition on advertising related to adult entertainment. Affiliate's commercial advertising time shall be fixed, nonrecapturable and nonpreemptible except in the event that G*A*C gives thirty (30) days' notice to Affiliate preempting Affiliate's specific commercial time, provided that G*A*C makes available to Affiliate, within sixty (60) days of such preemption, an equal amount of commercial time in a like time period.

4.   RATES AND PAYMENTS
     ------------------

     (a) On or before the thirtieth (30th) day following each month throughout the term of this Agreement, Affiliate shall pay to G*A*C for each Service Subscriber of each System during the preceding month, at the address specified. by G*A*C, license fees in an amount calculated in accordance with the attached Exhibit B.
                       ---------

     (b) G*A*C's failure, for any reason, to send an invoice for a particular monthly payment shall not relieve Affiliate of its obligation to make any payment in a timely manner consistent with the terms of this Agreement. Past due payments shall bear interest at a rate equal to the lesser of (i) one and one-half percent (1-1/2%) per month or (ii) the maximum legal rate permitted under law, and Affiliate shall be liable for all reasonable costs and expenses (including, without limitation, reasonable court costs and attorneys' fees) incurred by G*A*C in collecting any past due payments.

     (c) G*A*C shall have the right to increase the applicable monthly rates to be paid by Affiliate above the rate set forth in Exhibit B attached hereto
                                                      ---------
     by giving Affiliate ninety (90) days prior written notice of the increased rate (a "Rate Notice") and the effective date of such increase (the "Effective Date"). Affiliate shall then have the right, by written notice given to G*A*C within thirty (30) days of the date of the Rate Notice, to elect to terminate this Agreement as of the Effective Date specified in the Rate Notice (a "Termination Notice"). Notwithstanding the foregoing, an election by Affiliate to terminate this Agreement pursuant to this Paragraph 4(c) shall be of no force and effect and this Agreement shall continue in full force and effect, without the rate increase specified in the Rate Notice, if G*A*C elects, by delivery of written notice to Affiliate within thirty (30) days after receipt of a Termination Notice, to rescind the proposed rate increase.

(d) For purposes of this Agreement, the term "Subscriber" shall mean (i) each residential customer and commercial or business establishment (including any restaurant, barbershop, lounge, tavern, social, athletic or country club, bar, business office, sales office, store or shop) receiving and separately paying for basic cable television service from each System (excluding those receiving only a lifeline service consisting solely of public, educational and governmental access channels and other public affairs programming such as C-SPAN), and (ii) the number of basic equivalent subscribers computed by dividing the monthiy revenue for basic cable television service paid by bulk accounts (such as apartment buildings, cooperatives, condominiums, mobile home parks, hotels, and motels) of each System by the standard residential rate for basic cable television service of that System. For purposes of this Agreement, the term "Service Subscriber" shall mean any Subscriber receiving the Service on any level of cable television service in any System.

(e) Accompanying each payment during the term of this Agreement, Affiliate shall provide to G*A*C a true and complete monthly report, signed by the chief financial officer of Affiliate or his/her authorized designee, in a form satisfactory to G*A*C, specifying for each System the average number of Service Subscribers of each System during the subject payment period (computed by dividing the sum of the number of Service Subscribers on the first and last day of the payment period by two) and certifying the accuracy of such information and containing such other information as may be reasonably required by G*A*C for accurate billing purposes.

(f) Affiliate shall keep true and accurate books and records directly relating to this Agreement in accordance with generally accepted accounting principles. All such books and records shall be maintained by Affiliate for a period of three (3) years following the year to which such books and records relate. G*A*C or its authorized representatives shall have the right to inspect, audit and copy any such books and records of

     Affiliate Acceptance by G*A*C of any payment by Affiliate shall not be construed as acceptance of any calculation thereof or any aforementioned Subscriber count supplied in the monthly report, or as a waiver of any rights of G*A*C hereunder.

5.   DELIVERY AND DISTRIBUTION
     -------------------------

     (a) During the term of this Agreement, each of the Systems shall, commencing with each such Systems' first date of carriage of the Service as listed on Exhibit A ("Launch Date"), and subject to compliance with the
               ---------
     terms of this Agreement, offer the Service either as part of such System's Basic Service, Expanded Basic Service or on an A La Carte basis. "Basic Service" shall mean the television service package which is received by all of Affiliate's customers in a particular System. "Expanded Basic Service" shall mean the cable television service package which is received by the second greatest number of Affiliate's customers in a particular System and which does not include any "pay services" (e.g., HBO, Cinemax, The Disney Channel). "A La Carte" basis shall mean that the Service is available individually to a Subscriber without any requirement that the Subscriber subscribe to any service or package beyond Basic Service; provided,
                                                               --------
     however, that the Service is also available in any such System as part of a
     -------
     package composed of at least three (3) other satellite delivered services, which additional services are also available for purchase individually by a Subscriber. Affiliate shall designate one (1) channel on each System for the carriage of the Service prior to the commencement of the delivery of the Service on such System. Affiliate may change, from time to time, the channel designation on which the Service is carried; provided, however,
                                                          --------  -------
     that Affiliate shall give G*A*C written notice of the change and the new channel designation at least sixty (60) days prior to the effective date of such change.

     (b) Affiliate agrees to deliver the Service at least 18 hours per day, from 7 a.m. to 1 a.m. in local time zones.

     (c) G*A*C will initially transmit the Service by means of domestic communications satellite GE American C-3, Transponder 20, and may, from time to time, transmit the Service by means of other satellites. G*A*C will notify Affiliate of any change in satellite not less than thirty

(30) days prior to the scheduled change. In the event of any such change, Affiliate agrees to make such arrangements as may be necessary to receive the signal from the new satellite. Notwithstanding the above, if G*A*C delivers the Service to a domestic communications satellite which does not carry the signal transmission of (i) HBO or SHOWTIME or (ii) at least three (3) of the following basic services: ESPN, MTV, Lifetime, The Family Channel, The Weather Channel, C-Span, CNN, TNT, or Headline News; and where it reasonably appears that Affiliate will incur expenses for additional receiving equipment that will not be reimbursed by any third party for a particular System to receive the Service, then in that event, Affiliate will be entitled to delete the affected System from Exhibit A of this Agreement within thirty (30) days of receiving notice
     ---------
from G*A*C of the satellite selected for delivery of the Service, unless G*A*C agrees to pay its pro rata share (based on number of signals to be received by any System from such new satellite) of the costs associated with the additional receiving equipment. If G*A*C agrees to pay such costs, then the affected System may not be deleted from Exhibit A and such System shall continue to distribute
                        ---------
the Service through the remaining term of this Agreement. G*A*C and Affiliate shall each use their respective best efforts to maintain a high quality of signal transmission for the Service.

(d) Subject to then existing law, Affiliate shall not itself, and shall not authorize others to, copy, tape or otherwise reproduce any part of the Service without G*A*C's prior written authorization, and shall take reasonable and practical security measures to prevent the unauthorized copying or taping by others; provided, however, that nothing herein shall prohibit Affiliate from
        --------  -------
assisting its residential subscribers in connecting video cassette recorders to record the Service. G*A*C shall endeavor to advise Affiliate of copyright, literary and dramatic rights of, and restrictions and limitations imposed by, program originators (including but not limited to G*A*C) affecting the distribution of the Service, as they exist from time to time ("Intellectual Property Rights and Requirements"). As between the parties to this Agreement, Affiliate shall be solely responsible for compliance with any and all Intellectual Property Rights and Requirements of which it has been given notice. Affiliate shall not distribute or exhibit, and shall not authorize, license or permit the distribution or exhibition of, the Service by any means or device, whether now known or hereafter devised, other than through the Systems now or hereafter listed in Exhibit A hereto and in accordance with the terms of
                         ---------
     this Agreement.

6.   PROMOTION AND RESEARCH
     ----------------------

     (a) Affiliate shall use reasonable efforts to promote, market and sell the Service to Subscribers and to the general public within the Operating Area of each System. Advertising, promotional, marketing and/or sales materials concerning the Service which are provided to Affiliate by G*A*C shall be used without any alteration, deletion, addition or any other change, unless such changes are approved by G*A*C prior to use by Affiliate.

     (b) At G*A*C's request, Affiliate shall provide G*A*C with all available data regarding the marketing and promotion of the Service by Affiliate. Subject to applicable federal, state and local law (including the franchises, if any, pursuant to which the Systems are operated), Affiliate also agrees to render such other assistance to G*A*C as G*A*C may request and which Affiliate may reasonably provide in connection with any marketing test, survey, poll or other research which G*A*C may undertake in
     connection with the Service.   G*A*C shall treat as confidential any names
     and addresses of Subscribers which G*A*C receives from Affiliate, and shall not utilize any such names or addresses except in connection with such research.

7.   NOTICES
     -------

     All notices, statements and other communications given hereunder shall be in writing and shall be delivered by facsimile transmission, telegraph, personal delivery, certified mail, return receipt requested, or by next day express delivery, addressed, if to G*A*C at 9697 East Mineral Avenue, Englewood, Colorado 80112, Attn: President, G*A*C, (Fax: 303-799-1644), with a copy to the Legal Department and, if to Affiliate, at its address set forth herein or by facsimile at 303-799-1644. The date of such facsimile transmission, telegraphing or personal delivery or the next day if by express delivery, or the date three (3) days after mailing, shall be deemed the date on which such notice is given and effective.

8.   TRADEMARKS
     ----------

     All right, title and interest in and to the Service, and all materials, ideas, formats and concepts, computer software or other rights of whatever nature related thereto shall remain the property of G*A*C. Further, Affiliate acknowledges and agrees that all names, logos, marks, copyright notices or designations utilized by G*A*C in connection with the Service (the "Marks") are the sole and exclusive property of G*A*C and/or its affiliates, and no rights or ownership are intended to be or shall be transferred to Affiliate. Affiliate's use of the Marks shall be limited to the advertising and promotion of its carriage of the Service over the Systems pursuant to this Agreement. G*A*C shall provide Affiliate with samples of the Marks which Affiliate shall use in their entirety (including all service mark and trademark notices) whenever the Marks are used by Affiliate.

9.   REPRESENTATIONS AND INDEMNIFICATION
     -----------------------------------

     (a) G*A*C represents and warrants to Affiliate that (i) it is a corporation duly organized and validly existing under the laws of the State of Colorado; (ii) G*A*C has the corporate power and authority to enter into this Agreement and to fully perform its obligations hereunder; (iii) G*A*C is under no contractual or other legal obligation which in any way interferes with its ability to fully, promptly and completely perform hereunder; and (iv) nothing contained in the Service shall violate the civil or property rights, copyrights, trademark rights or right of privacy of any person, firm or corporation except that no representation and warranty is given with respect to music performance rights.

     (b) Affiliate represents and warrants to G*A*C that (i) Affiliate is a corporation duly organized and validly existing under the laws of the State of Colorado; (ii) Affiliate has the requisite power and authority to enter into this Agreement and to fully perform its obligations hereunder; (iii) Affiliate's Systems are operating, with respect to any cable television system, pursuant to valid franchise agreements, or licenses or other permits duly authorized by proper local authorities, or with respect to any satellite master antenna television systems, pursuant to valid agreements with third parties granting affiliate all necessary rights; and (iv) Affiliate is under no contractual or other legal obligation which in any way interferes with its ability to fully, promptly and completely perform hereunder.

(c) Affiliate and G*A*C shall each indemnify and forever hold harmless the other, the other's affiliate companies and their respective officers, directors, employees and agents from all liabilities, claims, costs, damages and expenses (including, without limitation, reasonable counsel fees) arising out of any breach or claimed. breach by it of any representation or any of its obligations pursuant to this Agreement. G*A*C will credit Affiliate for any continuous interruption of Service caused by G*A*C of twenty-four (24) hours or longer, such interruption measured from the time Affiliate notifies G*A*C of the interruption or from the time a major outage is known to G*A*C. The amount so credited shall be an amount equal to that portion of the monthly license fees applicable to the period during which the Service was interrupted. G*A*C's liability for damages arising out of its inability or failure to deliver the Service shall be limited to the license fee credits set forth in the preceding sentence.

(d) The party entitled to indemnification hereunder (the "Indemnified Party") shall notify the other party hereto (the "Indemnifying Party") in writing of the claim or action for which such indemnity allegedly applies. The Indemnifying Party shall undertake the defense of any such claim or action and permit the Indemnified Party to participate therein at the Indemnified Party's own expense. The settlement of any such claim or action by an Indemnified Party without the Indemnifying Party's prior written consent shall release the Indemnifying Party from its obligations hereunder with respect to such claim or action so settled.


(e) Neither party hereto shall be liable to the other for the failure to fulfill its obligations hereunder (other than the obligation to make all payments when due hereunder) to the extent such failure is caused by or arises out of an act of God, war, strike, riot, labor dispute, national disaster, technical failure (including the failure of all or part of any domestic communications satellite on which the Service is delivered), or any other reason beyond the control of the party whose obligation is prevented during the period of such occurrence.

10.  CONFIDENTIALITY
     ---------------

     Neither Affiliate nor G A C shall disclose to any third party (other than its respective employees, in their capacity as such), any information with respect to the terms and provisions of this Agreement, including by way of press release(s), except: (i) to the extent necessary to comply with law or legal reporting or disclosure requirements (including those relating to the public or private offering of securities) or the valid order of a court of competent jurisdiction, in which event the party making such disclosure shall so notify the other as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of such information; (ii) as part of its normal reporting or review procedure to its parent company, its auditors and its attorneys; provided however,
                                                            -------- --------
     that such parent company, auditors and attorneys agree to be bound by the provisions of this Section; (iii) in order to enforce its rights pursuant to this Agreement; and (iv) if mutually agreed by Affiliate and G A C in writing.

11.  GENERAL
     -------

     (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, this Agreement may not be assigned by Affiliate without the prior written consent of G A C In the event that Affiliate sells, transfers or otherwise disposes of some or all of the Systems distributing the Service during the term of this Agreement, Affiliate's obligations under this Agreement with respect to such Systems shall continue unless and until the persons or entities to whom such Systems are sold or transferred have entered into agreements with G A C for the continued distribution of the Service for a period at least equal to the remaining term of this Agreement at the time of such sale, transfer or other disposition.

    (b) Nothing contained herein shall be deemed to create, and the parties do not intend to create, any relationship of partners or joint venturers as between Affiliate and G A C. Neither Affiliate nor G A C shall be or hold itself out as the agent of the other under this Agreement. The obligations of Affiliate and G A C under this Agreement are subject to all applicable federal, state and local laws, rules and regulators including, but not limited to, the Communications Act of 1934, as amended and the rules and regulations of the Federal Communications Commission.

     (c) A waiver by either party of any term or condition of this Agreement in any one instance shall not be deemed or construed as a continuing waiver or a waiver of any subsequent breach thereof. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements, oral or written between the parties hereto. This Agreement may not be modified except in a writing executed by both parties hereto.

     (d) This Agreement and all collateral matters shall be construed in accordance with the internal laws of the State of Colorado applicable to agreements fully made and to be performed therein, irrespective of the place of actual execution or performance.

     (e) The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first set forth above.

                            GREAT AMERICAN COUNTRY, INC.,
                            a Colorado corporation


                                     By: /s/ Gregory J. Liptak
                                         ------------------------------

                                     Title: President
                                            ----------------------------

                                     Date: ______________________________

                                    JONES PROGRAMMING
                                    SERVICES, INC.,
                                    a Colorado corporation


                                    By: /s/ Phillip Laxar
                                        ------------------------------------

                                    Title: V.P. PROGRAMMING
                                          ----------------------------------

                                    Date:
                                          ----------------------------------





                                    JONES INTERCABLE, INC.,
                                    a Colorado corporation


                                    By: /s/ Elizabeth M. Steele
                                        ------------------------------------

                                    Title: V.P. President
                                          ----------------------------------

                                    Date:
                                          ----------------------------------

                                   EXHIBIT A
                                   ---------


             List Each
           Franchise Area                                   No. of
       Served by Each System       Launch Date            Subscribers
       ---------------------       -----------            -----------

                                   EXHIBIT B
                                   ---------

                                 LICENSE FEES
                                 ------------

       Period Base Rate
       ----------------

December 1, 1995 through December 30, 1997 $.10/Service Subscriber/Month

December 31, 1997 through December 30, 1999 $.11/Service Subscriber/Month

An increase of $.01 in the monthly license fee during each successive twenty four month period thereafter during the term of the agreement.

                               VOLUME DISCOUNTS
                               ----------------

An additional discount will be available based on the number of Great American Country Subscribers as follows:

                                                       250,000  500,000  1,000,000  1,500,000
                                                       --------------------------------------
                                                Base
                    Year                        Rate   10%      20%       25%         30%
---------------------------------------------------------------------------------------------
December 1, 1995 through December 30, 1997      $.10   $.090    $.080    $.075      $.070
December 31, 1997 through December 30, 1999     $.11   $.099    $.088    $.083      $.077
December 31, 1999 through December 30, 2001     $.12   $.108    $.096    $.090      $.084
December 31, 2001 through December 30, 2003     $.13   $.117    $.104    $.098      $.091
December 31, 2003 through December 30, 2005     $.14   $.126    $.112    $.105      $.098
December 31, 2005 through December 30, 2007     $.15   $.135    $.120    $.113      $.105
December 31, 2007 through December 30, 2009     $.16   $.144    $.128    $.120      $.112
December 31, 2009 through December 30, 2011     $.17   $.153    $.136    $.128      $.119